UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 31, 2014 (December 29, 2014)

FlexShopper, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2700 North Military Trail, Ste. 200 Boca Raton, FL		33431
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(561) 419-2923

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 29, 2014, the Board of Directors of the Registrant approved the following:

•	George Rubin resigning from the Board and as its Co-Chairman and Morry F. Rubin agreeing to serve as Chairman of the Board;

•	The Registrant (i) reimbursing George Rubin for health insurance premiums for him and his spouse and (ii) making payment for 50% of the health insurance premiums for Morry Rubin and his family under the Registrant’s health insurance Plan;

•	Brad Bernstein becoming Chief Executive Officer (and continuing to serve as President), replacing Morry F. Rubin in this position; and

•	Frank Matasavage becoming Chief Financial Officer replacing Mr. Bernstein in this position.

Mr. Matasavage, who previously served as the Registrant’s Controller since 2014, will receive a salary of $145,000 per annum as the Registrant’s Chief Financial Officer and options to purchase 10,000 shares of the Registrant’s Common Stock under its existing Stock Option Plan, which are in additional to the 25,000 options previously granted to him. Mr. Matasavage previously worked at FriendFinder Networks Inc. a publically traded internet technology and entertainment company from 2004 thru 2013.  Mr. Matasavage has 30 years’ experience as a Chief Financial Officer and Controller in a variety of public and non-public corporations. Mr. Matasavage also brings to the position his financial and business expertise as a Certified Public Accountant. Mr. Matasavage received a Bachelor of Arts degree from the College of the Holy Cross.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.

December 31, 2014	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer

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